EXHIBIT 23(a)






          INDEPENDENT AUDITORS' CONSENT




          We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-3 of our report, dated February 14, 1994, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1993 and to the reference to us under the heading "Experts and Legality" in the Prospectus, which is in part of this Registration Statement.





          /s/ DELOITTE & TOUCHE LLP


          Raleigh, North Carolina
          February 24, 1995